Exhibit 10.1

September 3, 2015

VIA EMAIL (hank.flint@ccbcc.com)

CCBCC OPERATIONS, LLC
4100 Coca-Cola Plaza
Charlotte, NC 28211
Attn: Henry W. Flint

Re:

Distribution Agreement (the “Agreement”) entered into as of March 26, 2015 (“Effective Date”) between Monster Energy Company (“MEC”) and Ccbcc Operations, LLC (“Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed such terms in the Agreement and all references to section numbers shall refer to the section numbers in the Agreement.

Dear Mr. Flint:

MEC has determined, pursuant to the terms of the Agreement, and Distributor has agreed, that marketing, promoting, selling or sampling Products in K-12 schools, at K-12 school events or at activities in the immediate vicinity of K-12 schools may impair the value or otherwise damage the reputation or goodwill of MEC, the Products and the Trademarks.

This letter of amendment (the “Amendment”) is therefore entered into to formally amend the terms of the Agreement as of the Effective Date to give effect to the foregoing by adding the following Section 3.y. to Section 3 of the Agreement:

“y.Distributor shall not (a) directly sell Products in K-12 schools, including in school automated vending machines and concession stands, (b) directly provide samples of Products in or within the immediate vicinity of K-12 schools or (c) market, promote, sell or sample Products in K-12 schools or at K-12 school events or activities on K-12 school premises.”

Distributor and MEC acknowledge and agree that (a) this Amendment shall become effective as of the Effective Date when executed by both MEC and Distributor, (b) the Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms, and (c) this Amendment is limited as specified herein and shall not constitute an amendment or waiver of any other provision of the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together shall constitute one agreement.

Please acknowledge your acceptance of and agreement with the terms of this Amendment by signing where indicated below. Please return an original copy to MEC for its files.

Sincerely,

MONSTER ENERGY COMPANY

/s/ Rodney Sacks

Rodney Sacks

Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

CCBCC OPERATIONS, LLC

By: /s/ Umesh Kasbekar

Print Name:  Umesh Kasbekar

Its:  Vice President